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                                                                EXHIBIT 10.16




              INTERCOMPANY INTELLECTUAL PROPERTY LICENSE AGREEMENT
                   IMMERSION CORPORATION AND MICROSCRIBE, LLC

        This Intercompany Intellectual Property License Agreement (the "Agreement") is by and between Immersion Corporation, a California corporation, with an office at 2158 Paragon Drive, San Jose, California (hereinafter "Immersion") and MicroScribe, LLC, a California limited liability company, with offices in San Jose, California (hereinafter "Licensor"), is entered into effective as of July 1, 1997 (the "Effective Date").

                                    RECITALS

        A. Licensor is the owner of certain intellectual property rights related to 3D digitizing.

        B. The parties desire that Licensor grant a license to Immersion for the MicroScribe Technology under the MicroScribe Intellectual Property Rights to enable Immersion to manufacture, market and sell 3D digitizing technology products, on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the promises and agreements set forth below and the other consideration cited herein, the parties agree as follows.

                                    AGREEMENT

1.      DEFINITIONS

        In this Agreement the following words and expressions shall have the following meanings:

        1.1 AFFILIATES means any corporation or business entity which is controlled by, controls, or is under common control of a party. For this purpose, the meaning of the word "control" shall include, without limitation, direct or indirect ownership of more than fifty percent (50%) of the voting shares of interest of such corporation or business entity.

        1.2 MICROSCRIBE INTELLECTUAL PROPERTY RIGHTS means the patents, copyrights, trademarks, trade secrets, know-how, mask work rights and all other intellectual property rights related to the MicroScribe Technology, including without limitation the issued patents and patent applications described in Exhibit A ("MicroScribe Intellectual Property"), and any continuations, continuations in-part, divisional applications, revisions and/or re-examinations based on the foregoing.

        1.3 MICROSCRIBE TECHNOLOGY means certain three dimensional ("3D") digitizing technology, including but not limited to, a mechanical digitizing arm used to input three dimensional data into a computer, and related digitizing software applications (including InScribe and Vertisketch for Lightwave) and digitizing software drivers, in object code and source code form, which technology is currently used commercially in a product line sold under the MicroScribe trademark as such product is further described in Exhibit B ("MicroScribe Technology").



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        1.4 NET RECEIPTS means the gross receipts received by Immersion upon any sales of Royalty Bearing Products to unaffiliated third parties, less any actual returns and/or credits. Net Receipts shall not include freight, insurance and taxes. No other costs incurred in the manufacture, sale, distribution, or exploitation of Royalty Bearing Products shall be deducted from gross receipts in the calculation of Net Receipts. If Royalty Bearing Products are bundled with other items sold by Immersion and are not invoiced separately, royalties will be paid based on Immersion's then-current average sales price for each such Royalty Bearing Product when sold as a separate item (averaged for the applicable
Quarter in which the Net Receipts are received by Immersion for the country in which the sale was made) in like quantities in arms length transactions to unrelated third parties.

        1.5 ROYALTY BEARING PRODUCT means a 3D digitizing technology product which either incorporates or utilizes the MicroScribe Technology and/or would otherwise infringe the MicroScribe Design Patent [****] without a license.

2.      DELIVERY AND GRANT OF LICENSES

        2.1 DELIVERY. Licensor will deliver the MicroScribe Technology within five (5) days of the Effective Date of this Agreement.

        2.2 GRANT OF LICENSE. Subject to the terms of this Agreement, Licensor grants to Immersion a worldwide, nonexclusive license under any MicroScribe Intellectual Property Rights owned or licensable by Licensor, to use, reproduce, modify, and create derivative works based upon the MicroScribe Technology in order to develop, use, make, and have made 3D digitizing technology products, and to sell, offer to sell, lease, license, import, demonstrate, perform, display, market and distribute such 3D digitizing technology products, with the further right to sublicense such rights through multiple tiers of sublicenses.

        2.3 TRADEMARK LICENSE. Licensor hereby grants to Immersion a nonexclusive, worldwide license, to use in connection with marketing Royalty Bearing Products, the trademark(s) used by Licensor ("Marks") to identify the MicroScribe Technology and Immersion agrees to use such Marks on and in connection with the Royalty Bearing Products. Immersion acknowledges that all use of the Marks will inure to the benefit of Licensor. At Licensor's reasonable request, Immersion shall provide Licensor with samples of Immersion's use of Licensor's trademarks. Immersion agrees to abide by Licensor's reasonable written trademark policies as issued and provided to Immersion from time to time. In any case where the Marks are not used in compliance with Licensor's trademark policies and such use has been approved in writing by Licensor, upon receipt of written notice from Licensor, Immersion will promptly correct the non-compliance and submit samples of compliant use to Licensor for approval.

3.      ROYALTIES

        3.1 ROYALTY. Immersion shall pay Licensor a royalty based on a percentage of the Net Receipts for each Royalty Bearing Product sold by Immersion to unrelated third parties in arms


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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length transactions, in accordance with the royalty schedule attached as Exhibit
C ("Royalty Schedule").


        3.2 PAYMENTS AND REPORTS. The royalties to be paid by Immersion to Licensor hereunder shall be due [****] after the close of each calendar quarter. Royalty reports setting forth the royalty calculation shall be included with such payments.

        3.3 AUDIT RIGHTS OF ROYALTY PAYMENTS. Licensor shall have the right, at Licensor's expense, to have an independent auditor mutually agreed upon by Licensor and Immersion audit the Net Receipts and the royalty payments of Immersion on an annual basis, unless such audit reveals any underpayment of royalties in an amount greater than [****] of actual royalties due for any Year, in which case Immersion shall promptly remit an amount equal to the underpayment and shall pay the reasonable costs of such audit. Such audit shall be preceded by at least thirty (30) business days advance written notice and shall be performed during normal business hours by the auditor. The auditor shall have access to only those books and records of Immersion which are reasonably necessary to determine the relevant royalties due for Royalty Bearing Products.

4.      TERM AND TERMINATION

        4.1 TERM. Unless earlier terminated in accordance with the provisions of this Agreement, this Agreement will remain in force for [****]. The parties agree that upon a Change of Control of Licensor, this Agreement will terminate, except that the parties may, by mutual written agreement, waive such termination or mutually agree on a later termination date. For purposes of this Agreement, the term "Change of Control of Licensor" shall mean the occurrence of (i) a transaction pursuant to which any person (or group of persons) other than Immersion or its affiliates (a "Third Party") acquires more than 50% of the outstanding units of Licensor, (ii) a merger or other business combination involving Licensor pursuant to which any Third Party acquires more than 50% of the outstanding units of Licensor or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets of Licensor having a fair market value (as determined by Immersion in good faith) equal to more than 50% of the fair market value of all the assets of Licensor immediately prior to such transaction.

        4.2 TERMINATION FOR BREACH. This Agreement may be terminated by either party upon written notice to the breaching party, if the breaching party materially breaches this Agreement and fails to remedy the breach within [****] after being given written notice thereof.

        4.3 EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement for any reason, Immersion agrees to pay Licensor for royalties due under this Agreement. Upon any termination of this Agreement, Immersion shall have one hundred and twenty (120) days to distribute any remaining inventory in process and/or in existence as of the effective date of the termination, subject to the obligation for Immersion to pay royalties hereunder for any such distribution by Immersion.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.      WARRANTY OF TITLE

        Licensor represents and warrants that Licensor either has ownership of, or sufficient rights in, the MicroScribe Technology and MicroScribe Intellectual Property to enter into this Agreement and to grant all the rights set forth herein.

6.      INDEMNIFICATION

        6.1 INFRINGEMENT. Subject to prompt notification by Immersion, cooperation by Immersion and control of all litigation and/or settlement by Licensor, Licensor shall indemnify, defend and hold harmless Immersion from and against any and all costs and damages suffered or incurred by Immersion as a result of any third party claim that any MicroScribe Technology as delivered by Licensor infringes upon any third party intellectual property right. Each party agrees to notify the other promptly of any matters in respect to which the foregoing indemnity in this Section 6 ("Indemnification") may apply. If notified in writing of any action or claim for which Licensor is to provide indemnity, Licensor shall defend those actions or claims at its expense and pay the costs and damages awarded against Immersion in any such action, or pay any settlement of such action or claim entered into by Licensor.

        6.2 PERSONAL INJURY AND PROPERTY DAMAGE CLAIMS. Neither party shall have any obligation to indemnify, protect, defend and hold the other party harmless from any costs or damages suffered or incurred by the other party to the extent such third party claim or threatened claim arises from a personal or alleged personal injury or damage or alleged damage to property arising out of the third party's use of the 3D digitizing technology.

7.      LIMITATION OF LIABILITY

        7.1 DISCLAIMER OF CERTAIN TYPES OF DAMAGES. IN NO EVENT WILL LICENSOR OR IMMERSION BE LIABLE FOR LOST PROFITS, OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT. THIS LIMITATION WILL APPLY EVEN IF LICENSOR AND IMMERSION HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

        7.2 LIMITATION. EXCEPT WITH RESPECT TO MICROSCRIBE'S OBLIGATIONS OF INDEMNITY, IN NO CASE WILL EITHER PARTY'S TOTAL CUMULATIVE LIABILITY OR OBLIGATIONS UNDER THE TERMS OF OR ARISING OUT OF THIS AGREEMENT EXCEED THE ROYALTIES PAID BY IMMERSION TO MICROSCRIBE.

        7.3    NEGATION OF WARRANTIES AND OTHER OBLIGATIONS.

               7.3.1 Nothing in this Agreement shall be construed:



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                      (i)    as a warranty or representation that anything made,
                             used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement by patents, copyrights, trade secrets, trademarks, or other rights of third parties;

                      (ii) as granting by implication, estoppel or otherwise any licenses or rights under patents or other intellectual property rights of Licensor other than expressly granted herein; or

                      (iii) (a) to require Licensor to file any patent application relating to any 3D digitizing technology and (b) a warranty that Licensor will be successful in securing the grant of any patent relating to any 3D digitizing technology or any reissue or extensions thereof.

               7.3.2 Except for Licensor's obligations of indemnity set forth herein, Licensor does not assume any responsibility for the manufacture of the 3D digitizing technology products, or use of any 3D digitizing technology products manufactured or sold by or for Immersion under the licenses granted herein. All warranties in connection with such products shall be made by Immersion as manufacturer or seller of such products and such warranties shall not directly or by implication obligate Licensor in any way.

8.      GENERAL

        8.1 ENTIRE AGREEMENT. This Agreement constitutes the complete agreement of the parties and supersedes any other agreements, written or oral concerning the subject matter hereof.

        8.2 SUCCESSION AND ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party except that either party may assign this Agreement to a corporate successor in interest in the case of a merger or acquisition or in the case of a sale of assets without the prior approval of the other party. Any attempt to assign this Agreement in violation of the provisions of this Section 8.2 ("Succession and Assignment") shall be void.

        8.3 NOTICES. Notices required under this Agreement shall be addressed as follows, except as otherwise revised by written notice:

               TO IMMERSION:                       TO MICROSCRIBE:
               Louis B. Rosenberg, Ph.D.           Tim Lacey
               President                           MicroScribe LLC
               Immersion Corporation               2158 Paragon Drive
               2158 Paragon Drive                  San Jose, CA  95131
               San Jose, CA 95131

        8.4 GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the substantive laws of the State of California, without the application of any principle that leads to the application of the laws of any other jurisdiction.



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        8.5 NO AGENCY. Neither party is to be construed as the agent, partner, or joint venturer or to be acting as the agent, partner or joint venturer of the other party hereunder in any respect, solely by reason of this Agreement.

        8.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties.

        8.7 NO WAIVER. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

        8.8 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        8.9 AMENDMENTS IN WRITING. Any amendment to this Agreement shall be in writing and signed by both parties hereto.

        8.10 INTERPRETATION. Since this Agreement was prepared by both parties hereto, it shall not be construed against any one party as the drafting party.

        8.11 SURVIVAL. Sections 3.1 ("Royalties"), 3.2 ("Payments and Reports"),
4.3 ("Effect of Termination"), 6 ("Indemnification"), 7 ("Limitation of Liability") and 8 ("General") shall survive any termination or expiration of this Agreement

        IN WITNESS WHEREOF, the authorized representatives of the parties hereto have signed this Agreement as of the date and year last set forth below.

IMMERSION CORPORATION,              MICROSCRIBE, LLC,
a California corporation            a California limited liability company

By:  /s/ Louis Rosenberg                    By:  /s/ Timothy A. Lacey
  ---------------------------------           ---------------------------------
Name:    Loius Rosenberg                      Name:  Tim Lacey
  ---------------------------------           ---------------------------------

Title:   President                            Title: Manager
  ---------------------------------           ---------------------------------

Date:                                       Date:

  ---------------------------------           ---------------------------------



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                                    EXHIBIT A

                        MICROSCRIBE INTELLECTUAL PROPERTY

Licensed Patents:

[****]

Trademarks:

[****]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                    EXHIBIT B

                             MICROSCRIBE TECHNOLOGY

        MicroScribe Technology includes the items listed below:

               (1)    the following Microscribe software and source code:

                      (a) Microscribe firmware;

                      (b) Microscribe calibration software;

                      (c) Inscribe;

                      (d) Alias Driver;

                      (e) Vertisketch; and

                      (f) SDK (software development kit);

               (2)    the following Microscribe manufacturing documentation:

                      (a) Microscribe bill of materials;

                      (b) Microscribe drawings and database;

                      (c) Microscribe schematics; and

                      (d) Microscribe layout files and electronics;

               (3)    Microscribe fabrication tooling;

               (4) Microscribe calibration, production fixtures, and test electronics;

               (5)    Microscribe reseller contact information;

               (6)    Microscribe user documentation; and

               (7)    a copy of the Microscribe calibration files.




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                                   EXHIBIT C

                                ROYALTY SCHEDULE

Royalties shall be based on the following formula:
          [****]

The Threshold Amount for Net Receipts shall be equal to the following:
          1)   [****] for calendar year 1997;
          2)   [****] for calendar year 1998;
          3)   [****] for calendar year 1999;
          4)   [****] for calendar year 2000;
          5)   [****] for calendar year 2001; and
          6)   [****] for all years thereafter.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.